Exhibit 10.169
EQUITY PLEDGE AGREEMENT
AMONG
SHANGHAI OOH ADVERTISING CO., LTD
LIU YI NUO
AND
SHANGHAI CHUANZHI ADVERTISEMENT COMPANY LTD
DATED AS OF
April 28 2007

EQUITY PLEDGE AGREEMENT
This Equity Pledge Agreement (the “Agreement”) is entered into in Shanghai of the People’s Republic of China (hereinafter “PRC”) as of April 28 2007 by and among the following Parties:
(1)	Shanghai OOH Advertising Co., Ltd, (the “Pledgee”) a limited liability company, wholly owned by legal person of Taiwan, Hong Kong or Macao, incorporated and validly existing in Shanghai, PRC under PRC laws

(2)	Liu Yi Nuo (the “Pledgor”), a PRC citizen with ID card number 350102440827037

(3)	Shanghai Chuanzhi Advertisement Co., Ltd (“Shanghai Chuanzhi”), a limited liability company incorporated and validly existing in Shanghai, PRC under PRC laws, with its registered address at Unit 2329, Building 19, 266 Changjiang Street, Changjiang Farm, Chongming District, Shanghai.
(The above parties hereinafter shall be individually referred to as a “Party” and collectively referred to as the “Parties”. )
Whereas,
(1)	As of the date of the Agreement, the Pledgor is the enrolled shareholder of Shanghai Chuanzhi, legally holding 20% equity of Shanghai Chuanzhi

(2)	Pursuant to the Shareholders’ Voting Rights Proxy Agreement dated as of April 28, 2007 among the Pledgee, the Pledgor and Shanghai Chuanzhi (the “Proxy Agreement”), Pledgor has already entrusted Shanghai OOH with full power to exercise on his behalf all of his shareholder’s voting rights in Shanghai Chuanzhi, and Pledgor undertakes to cause all current directors of board of Shanghai Chuanzhi appointed by him to entrust respectively persons designated by Shanghai OOH to exercise on their behalves relevant rights enjoyed by directors of board.

(3)	As security for performance by Pledgor of the Contract Obligations (as defined below) and repayment of the Guaranteed Liabilities (as defined below), Pledgor agrees to pledge all of his Shanghai Chuanzhi equity to the Pledgee and grant the Pledgee right to request for repayment on first priority and Shanghai Chuanzhi agrees such equity pledge arrangement.
The Parties hereby have reached the following agreement upon friendly consultations:
Article 1 Definition
1.1	Unless otherwise construed in the context, the following terms in the Agreement shall be interpreted to have the following meanings:

“Contract Obligations”:	shall mean all contractual obligations of the Pledgor under the Proxy Agreement; all contractual obligations of Shanghai Chuanzhi under Proxy Agreement; and all contractual obligations of the Pledgor under this Agreement.

“Guaranteed Liabilities”:	shall mean all direct, indirect and consequential losses and losses of foreseeable profits suffered by Pledgee due to any Event of Default (as defined below) by the Pledgor and/or Shanghai Chuanzhi, and all fees incurred by Pledgee for the enforcement of the Contractual Obligations of the Pledgor
Equity Pledge Agreement	1

and/or Shanghai Chuanzhi.

“Transaction Agreements”	shall mean the Proxy Agreement.

“Event of Default”	shall mean any breach by Pledgor of its Contract Obligations under the Proxy Agreement and/or this Agreement; any breach by Shanghai Chuanzhi of its Contract Obligations under the Proxy Agreement and/or this Agreement.

“Pledged Property”	shall mean all equity interest in Shanghai Chuanzhi which is legally owned by the Pledgor as of the effective date hereof and is to be pledged by the Pledgor to the Pledgee according to provisions hereof as security for performance of the Pledgor and Shanghai Chuanzhi of their Contractual Obligations, and any increased capital contribution and equity interest described in Articles 2.6 and 2.7 hereof.

“PRC Law”	shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.
1.2	The references to any PRC Law herein shall be deemed (1) to include any references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include any references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Unless otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.
Article 2 Equity Pledge
2.1	Pledgor hereby agrees to pledge the Pledged Property, which he legally owns and has the right to dispose of, to Pledgee according to the provisions hereof as the security for the performance of the Contract Obligations and the repayment of the Guaranteed Liabilities. Shanghai Chuanzhi hereby agrees that the Pledgor who legally holds equity interest in it to pledge the Pledged Property to the Pledgee according to the provisions hereof.

2.2	Pledgor hereby undertakes that he will be responsible for, recording the arrangement of the equity pledge hereunder (hereinafter, the “Equity Pledge”) on the shareholder register of Shanghai Chuanzhi on the date hereof, and will do his best endeavor to make registration with registration authorities of industry and commerce where Shanghai Chuanzhi registers. Shanghai Chuanzhi undertakes that it will do its best to cooperate with the Pledgor to complete the registration with authorities of industry and commerce under this Article.

2.3	During the valid term of this Agreement, except for the willful misconduct or gross negligence of Pledgee which has direct cause and effect relationship with the reduction in value of the Pledged Property, Pledgee shall not be liable in any way to, nor shall Pledgor have any right to claim in any way or propose any demands on Pledgee, in respect of the said reduction in value of the Pledged Property.

2.4	To the extent not violating provision of Article 2.3 above, in case of any possibility of obvious reduction in value of the Pledged Property which is sufficient to jeopardize Pledgee’s rights,

Pledgee may request Pledgor to provide additional security and in case where Pledgor refuses to provide such additional security, Pledgee may at any time auction or sell off the Pledged Property on behalf of Pledgor, and discuss with Pledgor to use the proceeds from such auction or sale-off as pre-repayment of the Guaranteed Liabilities, or may submit such proceeds to the local notary institution to keep where Pledgee are domiciled (any fees incurred in relation thereto shall be borne by Pledgor).

2.5	The Pledgee as Pledgee shall be deemed to have created the encumbrance of first order in priority on the Pledged Property, and in case of any Event of Default, Pledgee shall have the right to dispose of the Pledged Property in the way set out in Article 4 hereof.

2.6	Only upon prior consent by Pledgee, Pledgor may increase his capital contribution to Shanghai Chuanzhi. Further capital contribution made by Pledgor in Shanghai Chuanzhi shall also be part of the Pledged Property.

2.7	Only upon prior consent by Pledgee, Pledgor may be able to receive dividends or share profits from the Pledged Property. The dividends or the profits received by Pledgor from the Pledged Property shall be deposited into a bank account designated by Pledgee to be under the supervision of Pledgee and used as the Pledged Property to repay in priority the Guaranteed Liabilities.
Article 3 Release of Pledge
In respect of equity interest of Shanghai Chuanzhi, upon full and complete performance by Pledgor of all of his Contract Obligations and upon the full repayment by Pledgor of all the Guaranteed Liabilities (if any), the Pledgee shall, at the request of Pledgor, release the pledge created on Shanghai Chuanzhi under this Agreement, and shall cooperate with Pledgor to go through the formalities to cancel the record of the Equity Pledge in the shareholder register of Shanghai Chuanzhi; in case of the Equity Pledge having been recorded at the registration department of Administration of Industry and Commerce where Shanghai Chuanzhi registers, the relevant Parties shall cooperate with each other to go through the formalities to cancel such record of the Equity Pledge. The reasonable fees incurred in connection with such release shall be borne by Pledgee.
Article 4 Disposal of the Pledged Property
4.1	Pledgor, Shanghai Chuanzhi and Pledgee hereby agree that, in case of any Event of Default, the Pledgee shall have the right to exercise, upon giving written notice to Pledgor, all of the remedial rights and powers enjoyable by it under PRC Law, Transaction Agreements and the terms hereof, including but not limited to being repaid in priority with proceeds from auctions or sale-offs of the Pledged Property. Pledgee shall not be liable for any loss as the result of its reasonable exercise of such rights and powers.

4.2	Pledgee shall have the right to designate in writing his legal counsel or other agents to exercise on its behalf any and all rights and powers set out above, and neither Pledgor nor Shanghai Chuanzhi shall not oppose thereto.

4.3	The reasonable costs incurred by Pledgee in connection with exercise of any and all rights and powers set out above shall be borne by Pledgor, and Pledgee shall have the right to deduct such costs actually incurred from the proceeds acquired from the exercise of the rights and powers.

4.4	The proceeds that Pledgee acquires from the exercise of its rights and powers shall be used in the priority order as follows:

Firstly, to pay any cost incurred in connection with the disposal of the Pledged Property and the exercise by Pledgee of his rights and powers (including remuneration paid to its respective legal counsels and agents);

Secondly, to pay any taxes and levies payable for the disposal of the Pledged Property; and

Thirdly, to repay Pledgee for the Guaranteed Liabilities.

In case of any balance after payment of the above amounts, Pledgee shall return it to Pledgor or other persons entitled thereto according to the relevant laws and rules or submit it to the local notary institution for keeping where Pledgee is domiciled (any fees incurred in relation thereto shall be borne by Pledgor).

4.5	Pledgee shall have the option to exercise, simultaneously or in certain sequence, any of the remedies at breaching that it is entitled to in respect of the equity interest of Shanghai Chuanzhi held by Pledgor. Pledgee shall not be obliged to exercise any other remedies at breaching before exercise of the right to the auctions or sale-offs of the Pledged Property hereunder. Pledgor or Shanghai Chuanzhi shall not oppose to whether Pledgee exercises any part of the right to the pledge or the sequence of exercising the pledge interest.
Article 5 Fees and Costs
All costs actually incurred in connection with the establishment of the Equity Pledge hereunder, including but not limited to stamp duties, any other taxes, all legal fees, etc shall be borne by the Pledgee.
Article 6 Continuity and No Waive
The Equity Pledge hereunder is a continuous guarantee, with its validity to continue until the full performance of the Contract Obligations or the full repayment of the Guaranteed Liabilities. Neither exemption or grace period granted by Pledgee to Pledgor in respect of his breach, nor delay by Pledgee in exercising any of its rights under the Transaction Agreements and this Agreement shall affect the rights of Pledgee under this Agreement, relevant PRC Law and the Transaction Agreements, the rights of Pledgee to demand at any time thereafter the strict performance of the Transaction Agreements and this Agreement by Pledgor or the rights Pledgee may be entitled to due to subsequent breach by Pledgor of the obligations under the Transaction Agreements and/or this Agreement.
Article 7 Representations and Warranties by Pledgor
Pledgor hereby, in respect of himself and Shanghai Chuanzhi in which he holds equity interest, represents and warrants to Pledgee as follows:
7.1	he has full and independent legal status and legal capacity to execute, deliver and perform this Agreement with due authorization, and is capable to act independently as a subject of legal actions.

7.2	Shanghai Chuanzhi in which the Pledgor holds equity interest is a limited liability corporation duly incorporated and validly existing under PRC Law, it has independent status as a legal person. It has full and independent legal status and capacity to execute, deliver and perform this Agreement and can independently be a subject of actions. It has full right and authorization to execute and deliver this Agreement and other documents relating to the transaction as stipulated in this Agreement and to be executed by them. It also has full right and authorization to complete the transaction stipulated in this Agreement.

7.3	All reports, documents and information concerning Pledgor and all matters as required by this

Agreement which are provided by Pledgor to Pledgee before this Agreement comes into effect are true, correct and effective in all material aspects as of the effectiveness hereof.

7.4	All reports, documents and information concerning Pledgor and all matters as required by this Agreement which are provided by Pledgor to Pledgee after this Agreement comes into effect are true, correct and effective in all material aspects as of the time when such reports, documents and information are provided.

7.5	At the time of the effectiveness of this Agreement, Pledgor is the sole legal owner of the Pledged Property, with no existing dispute whatsoever concerning the ownership of the Pledged Property. Pledgor has the right to dispose of the Pledged Property or any part thereof.

7.6	Except for the encumbrance set on the Pledged Property hereunder and the rights set under the Transaction Agreements, there is no other encumbrance or third party interest set on the Pledged Property.

7.7	The Pledged Property is capable of being pledged or transferred according to the laws, and Pledgor has the full right and power to pledge the Pledged Property to Pledgee according to this Agreement.

7.8	This Agreement constitutes the legal, valid and binding obligations on Pledgor when it is duly executed by Pledgor.

7.9	Any consent, permission, waive or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder have already been handled or obtained, and will be fully effective during the valid term of this Agreement.

7.10	The execution and performance by Pledgor of this Agreement are not in violation of or conflict with any laws applicable to him, or any agreement to which he is a party or which has binding effect on his assets, any court judgment, any arbitration award, or any administration authority decision.

7.11	The pledge hereunder constitutes the encumbrance of first order in priority on the Pledged Property.

7.12	All taxes and fees payable in connection with acquisition of the Pledged Property have already been paid in full amount by Pledgor.

7.13	There is no pending or, to the knowledge of Pledgor, threatened litigation, legal process or demand by any court or any arbitral tribunal against Pledgor, or his property, or the Pledged Property, nor is there any pending or, to the knowledge of Pledgor, threatened litigation, legal process or demand by any government authority or any administration authority against Pledgor, or his property, or the Pledged Property, which is of material or detrimental effect on the economic status of Pledgor or his capability to perform the obligations hereunder and the Guaranteed Liabilities.

7.14	Pledgor hereby warrants to Pledgee that the above representations and warranties will remain true, correct and effective at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.
Article 8 Representations and Warranties by Shanghai Chuanzhi

Shanghai Chuanzhi hereby represents and warrants to Pledgee as follows:
8.1	Shanghai Chuanzhi is a limited liability corporation duly incorporated and validly existing under PRC Law, with full capacity of disposition and has obtained due authorization to execute, deliver and perform this Agreement and can independently be a subject of actions.

8.2	All reports, documents and information concerning Pledged Property and all matters as required by this Agreement which are provided by Shanghai Chuanzhi to Pledgee before this Agreement comes into effect are true, correct and effective in all material aspects as of the execution hereof

8.3	All reports, documents and information concerning Pledged Property and all matters as required by this Agreement which are provided by Shanghai Chuanzhi to Pledgee after this Agreement comes into effect are true, correct and effective in all material aspects upon provision.

8.4	This Agreement constitutes the legal, valid and binding obligations on Shanghai Chuanzhi when it is duly executed by Shanghai Chuanzhi.

8.5	It has full right and authorization to execute and deliver this Agreement and other documents relating to the transaction as stipulated in this Agreement and to be executed by them. It also has full right and authorization to complete the transaction stipulated in this Agreement.

8.6	There is no pending or, to the knowledge of Shanghai Chuanzhi, threatened litigation, legal process or demand by any court or any arbitral tribunal against Shanghai Chuanzhi, or its property (including but are not limited to the Pledged Property), nor is there any pending or, to the knowledge of Shanghai Chuanzhi, threatened litigation, legal process or demand by any government authority or any administration authority against Shanghai Chuanzhi, or its property (including but are not limited to the Pledged Property), which is of material or detrimental effect on the economic status of Shanghai Chuanzhi or its capability to perform the obligations hereunder and the Guaranteed Liabilities.

8.7	Shanghai Chuanzhi hereby agrees to bear joint responsibilities to Pledgee in respect of the representations and Warranties made by Pledgor under Article 7.5, Article 7.6, Article 7.7, Article 7.9 and Article 7.11 hereof.

8.8	Shanghai Chuanzhi hereby warrants to Pledgee that the above representations and warranties will remain true, correct and effective at any time and under any circumstance before the Contractual Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be fully complied with.
Article 9 Undertakings by Pledgor
Pledgor hereby undertakes to Pledgee in respect of himself and Shanghai Chuanzhi of which he holds equity as follows:
9.1	Without prior written consent by Pledgee, Pledgor shall not establish or permit to establish any new pledge or any other encumbrance on the Pledged Property.

9.2	Without first giving written notice to Pledgee and having Pledgee’s prior written consent, Pledgor shall not transfer the Pledged Property, and any attempt by Pledgor to transfer the Pledged Property shall be null and void. The proceeds from transfer of the Pledged Property by Pledgor shall be used to repay to Pledgee in advance the Guaranteed Liabilities or submit the same to the third party agreed with Pledgee.

9.3	In case of any litigation, arbitration or other demand which may affect detrimentally the interest of Pledgor or Pledgee under the Transaction Agreements and hereunder or the Pledged Property, Pledgor undertakes to notify Pledgee in writing as soon as possible and promptly and shall take, at the reasonable request of Pledgee, all necessary measures to ensure the pledge interest of Pledgee in the Pledged Property.

9.4	Pledgor shall not carry on or permit any act or action which may affect detrimentally the interest of Pledgee under the Transaction Agreements and hereunder or the Pledged Property.

9.5	Pledgor guarantees that he shall, at the reasonable request of Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) in respect of ensuring the pledge interest of Pledgee in the Pledged Property and the exercise and realization of the rights thereof

9.6	In case of assignment of any Pledged Property as the result of the exercise of the right to pledge hereunder, Pledgor guarantees that he will take all necessary measures to realize such assignment.
Article 10 — Undertakings by Shanghai Chuanzhi
10.1	Any consent, permission, waive or authorization by any third person, or any approval, permission or exemption by any government authority, or any registration or filing formalities (if required by laws) with any government authority to be handled or obtained in respect of the execution and performance hereof and the Equity Pledge hereunder will be cooperated to handle or obtain by Shanghai Chuanzhi to its best and will be ensured to remain full effective during the valid term of this Agreement.

10.2	Without the prior written consent by Pledgee, Shanghai Chuanzhi shall not cooperate to establish or permit to establish any new pledge or any other encumbrance on the Pledged Property.

10.3	Without having Pledgee’s prior written consent, Shanghai Chuanzhi shall not cooperate to transfer or permit to transfer the Pledged Property

10.4	In case of any litigation, arbitration or other demand which may affect detrimentally Shanghai Chuanzhi, the equity of Shanghai Chuanzhi as the Pledged Property or the interest of Pledgee under the Transaction Agreements and hereunder, Shanghai Chuanzhi undertakes to notify Pledgee in writing as soon as possible and promptly and shall take, at the reasonable request of Pledgee, all necessary measures to ensure the pledge interest of Pledgee in the Pledged Property.

10.5	Shanghai Chuanzhi shall not carry on or permit any act or action which may affect detrimentally the interest of Pledgee under the Transaction Agreements and hereunder or the Pledged Property.

10.6	Shanghai Chuanzhi shall provide Pledgee with the financial statement of the last calendar season within the first month of each calendar season, including but are not limited to the balance sheet, the income statement and the statement of cash flow.

10.7	Shanghai Chuanzhi guarantees that it shall, at the reasonable request of Pledgee, take all necessary measures and execute all necessary documents (including but not limited to supplementary agreement hereof) in respect of ensuring the pledge interest of Pledgee in the Pledged Property and the exercise and realization of the rights thereof.

10.8	In case of assignment of any Pledged Property as the result of the exercise of the right to the pledge hereunder, Shanghai Chuanzhi guarantees that it will take all necessary measures to realize such assignment.
Article 11 Change of Circumstances
As supplement and subject to compliance with other terms of the Transaction Agreements and this Agreement, in case that at any time the promulgation or change of any PRC Law, regulations or rules, or change in interpretation or application of such laws, regulations and rules, or the change of the relevant registration procedures enables Pledgee to believe that it will be illegal or in conflict with such laws, regulations or rules to further maintain the effectiveness of this Agreement and/or dispose of the Pledged Property in the way provided herein, Pledgor and Shanghai Chuanzhi shall, at the written direction of Pledgee and in accordance with the reasonable request of Pledgee, promptly take actions and/or execute any agreement or other document, in order to:
(1)	keep this Agreement remain in effect;

(2)	facilitate the disposal of the Pledged Property in the way provided herein; and/or

(3)	maintain or realize the intention or the guarantee established hereunder.
Article 12 Effectiveness and Term of This Agreement
12.1	This Agreement shall become effective when this Agreement is duly executed by Pledgee, Shanghai Chuanzhi and Pledgor.

12.2	This Agreement shall have its valid term until the full performance of the Contract Obligations or the full repayment of the Guaranteed Liabilities.
Article 13 Notice
13.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

13.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile; it shall be deemed to have been delivered when it is delivered if received in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.
Article 14 Miscellaneous
14.1	Pledgee may, upon notice to Pledgor and Shanghai Chuanzhi but not necessarily with Pledgor and Shanghai Chuanzhi’s consent, assign Pledgee’s rights and/or obligations hereunder to any third party; provided that Pledgor or Shanghai Chuanzhi can not, without Pledgee’s prior written consent, assign Pledgor’ rights, obligations and/or liabilities hereunder to any third party. Successors or permitted assignees (if any) of Pledgor and Shanghai Chuanzhi shall continue to perform respective obligations of Pledgor and Shanghai Chuanzhi under this Agreement.

14.2	This Agreement shall be prepared in the Chinese language in four (4) original copies, with each involved Party holding one (1) copy hereof and one (1) copy for registration of Equity Pledge with industry and commerce administration.

14.3	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by PRC Law.

14.4	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all disputing Parties.

14.5	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

14.6	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter, the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights

14.7	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

14.8	Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

14.9	This Agreement shall substitute any other documents on the same subject executed by relevant Parties hereof once duly executed.

14.10	Any amendments or supplements to this Agreement shall be made in writing. Except for assignment by Pledgee of its rights hereunder according to Article 14.1 of this Agreement, the amendments or supplements to this Agreement shall take effect only when properly signed by the Parties to this Agreement.

14.11	This Agreement shall be binding on the legal successors of Parties.
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IN WITNESS HEREOF, the following Parties have caused this Equity Pledge Agreement to be executed as of the date and in the place first here above mentioned.

Shanghai OOH Advertising Co., Ltd

Signature:
Name:
Position:

Liu Yi Nuo

Signature:

Shanghai Chuanzhi Advertisement Co., Ltd

Signature:
Name:
Position:
Equity Pledge Agreement Execution Page